Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
September 14, 2016
USAA Acceptance, LLC 1105 North Market Street, Suite 1300 Wilmington, Delaware 19801

Re:	USAA Acceptance, LLC Registration Statement on Form SF-3 (No. 333-208659)

Ladies and Gentlemen:

We have acted as special tax counsel to USAA Acceptance, LLC (the “Depositor”) and USAA Federal Savings Bank (“USAA FSB”) in connection with the above-captioned registration statement (the “Registration Statement”) and the offering of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes (collectively, the “Notes”) described in the final prospectus dated September 12, 2016 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by USAA Auto Owner Trust 2016-1 (the “Issuer”), a trust formed by the Depositor pursuant to a trust agreement (the “Trust Agreement”) between the Depositor and Wells Fargo Delaware Trust Company, National Association, as owner trustee. The Notes will be issued pursuant to an Indenture (the “Indenture”) between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of the Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus, the Trust Agreement and the forms of the Indenture and other documents prepared in connection with the issuance of the Notes (collectively, the “Operative Documents”).

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America,
Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

USAA Acceptance, LLC
September 14, 2016
Page 2

occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the statements, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to U.S. federal income tax matters, set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences”, which statements have been prepared by us, are correct in all material respects, and, to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, we hereby confirm and adopt the opinions set forth therein.

We know that we are referred to under the Prospectus caption referenced above, and we hereby consent to the use of our name therein and to use of this opinion for filing as Exhibit 8.1 to a Form 8-K filed in connection therewith, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP